Exhibit 10.2
CONSENT TO SUB-SUBLEASE AGREEMENT
This CONSENT TO SUB-SUBLEASE AGREEMENT (this “Agreement”) is made as of October 30, 2019, by and among AP3-SF2 CT SOUTH, LLC, a Delaware limited liability company (“Landlord”), SUCCESSFACTORS, INC., a Delaware corporation (“Tenant”), MEDEOR THERAPEUTICS, INC., a Delaware corporation (“Subtenant”), and CAREDX, INC., a Delaware corporation (“Sub-Subtenant”).
R E C I T A L S:
A.Reference is hereby made to that certain Lease dated as of March 29, 2012, between Landlord (as successor-in-interest to Myers Peninsula Venture, LLC) and Tenant (the “Original Lease”), as amended by that certain letter agreement (re: Extension of Expansion Option) dated August 21, 2012, that certain First Amendment to Lease dated as of October 31, 2012, and that certain Amended and Restated Lease Commencement Date Confirmation dated as of July, 2015 (as amended, the “Lease”), pursuant to which Tenant leases from Landlord approximately 116,035 rentable square feet of space (the “Premises”), as more particularly described in the Lease, located on the 9th, 10th, 11th, and 12th floors of that certain office building located at One Tower Place, South San Francisco, California 94080 (the “Building”).
B.Tenant and Subtenant are parties to that certain Sublease dated as of July 13, 2018 (the “Sublease”), pursuant to which Subtenant subleases from Tenant a portion of the Premises containing approximately 28,968 rentable square feet of space located on the ninth (9th) floor of the Building (the “Sublet Premises”), as more particularly described in the Sublease, which Sublease is subject to that certain Consent to Sublease dated as of August 3, 2018 (the “Sublease Consent”), by and among Landlord, Tenant and Subtenant.
C.Pursuant to the terms of Article 19 of the Original Lease, Tenant has requested Landlord’s consent to that certain Sub-Sublease dated as of October 10, 2019, between Subtenant and Sub-Subtenant (the “Sub-Sublease”), with respect to a subletting by Sub-Subtenant of the entirety of the Sublet Premises. A copy of the Sub-Sublease is attached hereto as Exhibit A (the Sublease attached as Exhibit A to the Sub-Sublease was omitted in this Agreement for convenience purposes). Landlord is willing to consent to the Sub-Sublease on the terms and conditions contained herein.
D.All defined terms not otherwise expressly defined herein shall have the respective meanings given in the Lease.
A G R E E M E N T:
1.Landlord’s Consent. Landlord hereby consents to the Sub-Sublease; provided, however, notwithstanding anything contained in the Sub-Sublease to the contrary, such consent is granted by Landlord only upon the terms and conditions set forth in this Agreement. Landlord’s consent to the Sub-Sublease is based upon (i) the form and substance of the Sub-Sublease as set forth on Exhibit A attached hereto and (ii) the use of the Sublet Premises only for general office purposes and uses ancillary thereto in accordance with Article 11 of the Original

Lease, and none of Tenant, Subtenant nor Sub-Subtenant shall amend the Sub-Sublease or permit the Sublet Premises to be used for any other purposes whatsoever without Landlord’s prior written consent. Any such amendment or change in use made without Landlord’s prior written consent shall constitute a breach of the Lease. The Sub-Sublease is subject and subordinate to the Lease. Neither this Agreement nor the Sub-Sublease shall be construed to modify, waive or amend any of the terms, covenants and conditions of the Lease or to waive any breach thereof or any of Landlord’s rights or remedies thereunder or to enlarge or increase any obligations of Landlord under the Lease. Landlord shall not be bound by any of the terms, covenants, conditions, provisions or agreements of the Sub-Sublease.
2.Limits of Consent.
a.Non-Release of Tenant. Neither the Sub-Sublease nor this consent thereto shall release or discharge Tenant from any liability, whether past, present or future, under the Lease or alter the primary liability of the Tenant to pay the rent and perform and comply with all of the obligations of Tenant to be performed under the Lease (including the payment of all bills rendered by Landlord for charges incurred by the Sub-Subtenant for services and materials supplied to the Sublet Premises).
b.Non-Release of Subtenant. Neither the Sub-Sublease nor this consent thereto shall release or discharge Subtenant from any liability, whether past, present or future, under the Sublease or alter the primary liability of the Subtenant to pay the rent and perform and comply with all of the obligations of Subtenant to be performed under the Sublease (including the payment of all bills rendered by Tenant for charges incurred by the Sub-Subtenant for services and materials supplied to the Sublet Premises).
c.Further Transfers. Neither the Sub-Sublease nor this consent thereto shall be construed as a waiver of Landlord’s right to consent to any further subletting either by Tenant, Subtenant or by the Sub-Subtenant or to any assignment by Tenant of the Lease, assignment by the Subtenant of the Sublease, or assignment by Sub-Subtenant of the Sub-Sublease, or as a consent to any portion of the Sublet Premises being used or occupied by any other party.
3.Relationship with Landlord. Tenant and Subtenant hereby assign and transfer to Landlord the Tenant’s and the Subtenant’s interest in the Sub-Sublease and all rentals and income arising therefrom, subject to the terms of this Section 3. Landlord, by consenting to the Sub-Sublease agrees that until a default (beyond applicable notice and cure periods) shall occur in the performance of (a) Tenant’s obligations under the Lease or Sublease Consent, or (b) Subtenant’s obligations under the Sublease or Sublease Consent, Tenant and/or Subtenant (as applicable) may receive, collect and enjoy the rents accruing under the Sub-Sublease. In the event (1) Tenant shall fail to perform its obligations under the Lease and/or the Sublease Consent (whether or not Landlord terminates the Lease) and such failure is not cured within the applicable notice and cure periods, or in the event the Lease is terminated for any other reason whatsoever (including the mutual termination thereof by Landlord and Tenant), or (2) Subtenant shall fail to perform its obligations under the Sublease and/or the Sublease Consent (whether or not Landlord or Tenant terminates the Sublease) and such failure is not cured within the applicable notice and cure periods, or in the event the Sublease is terminated for any other reason whatsoever (including the mutual termination thereof by Tenant and Subtenant), then Landlord may, at its option, by giving notice to Sub-Subtenant within two (2) days of a termination and only if the Lease or the Sublease is terminated (as applicable), as to subparts (i) and (iii), either (i) terminate the Sub-Sublease, (ii) elect to receive and collect, directly from Sub-Subtenant, all rent and any other sums owing and to be owed under the Sub-Sublease, as further set forth in Section 3.1, below, and/or (iii) elect to succeed to Subtenant’s interest in the Sub-Sublease, and cause Sub-Subtenant to attorn to Landlord, as further set forth in Section 3.2, below. If Landlord elects to terminate the Sub-Sublease pursuant to clause (i) above, Sub-Subtenant acknowledges and agrees that Landlord shall not have any liability to Sub-Subtenant as a result thereof.
a.Landlord’s Election to Receive Rents. Landlord shall not, by reason of the Sub-Sublease, nor by reason of the collection of rents or any other sums from the Sub-Subtenant pursuant to Section 3(ii), above, be deemed liable to Sub-Subtenant for any failure of Tenant or Subtenant to perform and comply with any obligation of Tenant or Subtenant (as applicable), and Tenant and Subtenant hereby irrevocably authorizes and directs Sub-Subtenant, upon receipt of any written notice from Landlord stating that Tenant and/or Subtenant has failed to perform an obligation under the Lease, the Sublease or the Sublease Consent, as applicable, (beyond applicable notice and cure periods), to pay to Landlord the rents and any other sums due and to become due under the Sub-Sublease. Tenant and Subtenant agree that Sub-Subtenant shall have the right to rely upon any such statement and request from Landlord, and that Sub-Subtenant shall pay any such rents and any other sums to Landlord without any obligation or right to inquire as to whether such failure exists and notwithstanding any notice from or claim from Tenant or Subtenant to the contrary. Tenant and Subtenant shall not have any right or claim against Sub-Subtenant for any such rents or any other sums so paid by Sub-Subtenant to Landlord. Landlord shall credit Tenant, and Tenant shall credit Subtenant, with any rent received by Landlord under such assignment but the acceptance of any payment on account of rent from the Sub-Subtenant as the result of any such failure shall in no manner whatsoever be deemed to be an election by Landlord to succeed to Tenant’s and/or Subtenant’s interest in the Sub-Sublease or cause an attornment by the Landlord to Sub-Subtenant or by Sub-Subtenant to Landlord, be deemed a waiver by Landlord of any provision of the Lease, serve to release Tenant from any liability under the terms, covenants, conditions, provisions or agreements under the Lease or Sublease Consent, or serve to release Subtenant from any liability under the terms, covenants, conditions, provisions or agreements under the Sublease or the Sublease Consent. Notwithstanding the foregoing, any payment of rent from the Sub-Subtenant directly to Landlord, regardless of the circumstances or reasons therefor, shall in no manner whatsoever be deemed an attornment by the Sub-Subtenant to Landlord in the absence of a specific written agreement or notice signed by Landlord to such an effect.
b.Landlord’s Election of Subtenant’s Attornment. In the event Landlord elects, at its option, to succeed to Tenant’s interest in the Sublease, or Subtenant’s interest in the Sub-Sublease, and cause Sub-Subtenant to attorn to Landlord pursuant to Section 3(iii) above: (a) Sub-Subtenant shall attorn to Landlord as if the Sub-Sublease were a direct lease between Landlord and Sub-Subtenant; and (b) Landlord shall undertake the obligations of Subtenant under the Sub-Sublease first arising after the time of the exercise of the option, but Landlord shall not (i) be liable for any prepayment of more than one (1) month’s rent, (ii) be liable for any act or omission of Tenant under the Sublease, or Subtenant under the Sub-Sublease, or for any default or breach of any covenant, condition, representation or warranty of Tenant under the Sublease or Subtenant under the Sub-Sublease, (iii) be subject to any defenses or offsets which Sub-Subtenant may have against Tenant or Subtenant, (iv) be bound by any changes or modifications made to the Sub-Sublease without the written consent of Landlord, (v) be bound by any obligation to pay brokerage commissions, or (vi) be personally liable for any obligations or liability under the Sub-Sublease. Sub-Subtenant shall, at Landlord’s option, enter into a new lease with Landlord incorporating the provisions of the Sub-Sublease, as modified and limited by the foregoing.
4.General Provisions.
a.Consideration for Sublease and Transfer Premium. Tenant, Subtenant and Sub-Subtenant represent and warrant that there are no additional payments of rent or any other consideration of any type payable by Sub-Subtenant to Tenant or Subtenant with regard to the Sublet Premises other than as disclosed in the Sub-Sublease. Tenant and Subtenant each acknowledges that pursuant to Section 19(f) of the Original Lease, Landlord is entitled to fifty percent (50%) of the Transfer Premium (if any), as defined in Section 19(f) of the Lease.
b.Brokerage Commission. Tenant, Subtenant and Sub-Subtenant covenant and agree that under no circumstances shall Landlord be liable for any brokerage commission in connection with the Sub-Sublease and Tenant, Subtenant and Sub-Subtenant agree to protect, defend, indemnify and hold Landlord harmless from the same and from any cost or expense (including, but not limited to, reasonable attorneys’ fees) incurred by Landlord in resisting any claim for any such brokerage commission.
c.Controlling Law. The terms and provisions of this Agreement shall be construed in accordance with and governed by the laws of the State of California.
d.Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors and assigns. As used herein, the singular number includes the plural and the masculine gender includes the feminine and neuter.
e.Captions. The paragraph captions utilized herein are in no way intended to interpret or limit the terms and conditions hereof; rather, they are intended for purposes of convenience only.
f.Partial Invalidity. If any term, provision or condition contained in this Agreement shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Agreement shall be valid and enforceable to the fullest extent possible permitted by law.
g.Attorneys’ Fees. If either party commences litigation against the other for the specific performance of this Agreement, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred.
h.Landlord’s Costs. Within thirty (30) days after written request by Landlord, Tenant shall, as provided in Section 19(b) of the Original Lease, pay to Landlord any costs and reasonable attorneys’ fees incurred by Landlord in connection with Landlord’s review and analysis of the Sub-Sublease and the preparation of this Agreement. Sub-Subtenant shall reimburse Tenant for such costs and fees in accordance with Sections 9 and 10 of the Sub-Sublease.
i.Insurance. Sub-Subtenant shall, concurrently with its execution hereof, deliver to Landlord evidence that Sub-Subtenant has obtained the insurance described in Article 15 of the Original Lease as to the Sublet Premises, including, without limitation, a certificate naming Landlord as an additional insured on the liability policy described in Section 15(a) of the Original Lease. In addition, Sub-Subtenant hereby agrees to be bound by and perform the indemnification obligations of Tenant pursuant to Section 34(a) of the Original Lease as to the Sublet Premises during the Sub-Sublease term as if references therein to “Tenant” were to “Sub-Subtenant”. Sub-Subtenant further agrees that all of the exculpatory and/or waiver provisions of the Lease will apply to the Sub-Subtenant for the benefit of Landlord, including but not limited to Section 34(a) of the Original Lease, which, notwithstanding anything to the contrary herein, shall apply as between Landlord and Sub-Subtenant.
5.Counterparts and Fax/E-Mail/Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement. This Agreement may be executed by a party’s signature transmitted by facsimile (“fax”) or e-mail or by a party’s electronic signature, and copies of this Agreement executed and delivered by means of faxed or e-mailed copies of signatures or originals of this Agreement executed by electronic signature shall have the same force and effect as copies hereof executed and delivered with original wet signatures. All parties hereto may rely upon faxed, e-mailed or electronic signatures as if such signatures were wet signatures. Any party executing and delivering this Agreement by fax or e-mail shall promptly thereafter deliver a counterpart signature page of this Agreement containing said party’s original signature. All parties hereto agree that a faxed or e-mailed signature page or an electronic signature may be introduced into evidence in any proceeding arising out of or related to this Agreement as if it were an original wet signature page.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Consent to Sub-Sublease Agreement as of the day and year first above written.
“Landlord:”
AP3-SF2 CT SOUTH, LLC,a Delaware limited liability company
By: /s/ W. Neil Fox, III    Print Name: W. Neil Fox, III    Title: Chief Executive Officer
“Tenant:”
SUCCESSFACTORS, INC.,a Delaware corporation
By: /s/ Cynthia Hirschfeld    Print Name: Cynthia Hirschfeld   Title: Treasurer
“Subtenant:”
MEDEOR THERAPEUTICS, INC.,a Delaware corporation
By: /s/ Karen Smith     Print Name: Karen Smith    Title: CEO
“Sub-Subtenant:”
CAREDX, INC.,a Delaware corporation
By: /s/ Peter Maag     Print Name: Peter Maag    Title: CEO

EXHIBIT ATHE SUB-SUBLEASE

EXHIBIT A

CONSENT TO SUB-SUBLEASE
This CONSENT TO SUB-SUBLEASE (“Consent”), dated as of the 29th day of October, 2019, is being entered among SUCCESSFACTORS, INC., a Delaware corporation (“SuccessFactors”), MEDEOR THERAPEUTICS, INC., a Delaware corporation (“Medeor”), and CAREDX, INC., a Delaware corporation (“CareDX”).
R E C I T A L S:
A.SuccessFactors as “tenant/lessee” and AP3-SF2 CT South LLC (as successor-in-interest to Myers Peninsula Venture, LLC) (“Master Lessor”), as “landlord/lessor,” are parties to that certain Lease dated March 29, 2012, as amended by that certain letter agreement (re: Extension of Expansion Option) dated August 21, 2012, that certain First Amendment to Lease dated as of October 31, 2012, and that certain Amended and Restated Lease Commencement Date Confirmation dated as of July 20, 2015 (collectively, the “Master Lease”), pursuant to which Master Lessor leases to SuccessFactors certain premises more particularly described therein (the “Master Premises”) in the building located at 1 Tower Place, South San Francisco, CA 94080 (the “Building”).
B.SuccessFactors and Medeor entered into a certain Sublease dated July 13, 2018 (said sublease, as the same may be amended from time to time, the “Sublease”) for approximately 28,968 rentable square feet (“Sublet Premises”) situated on the ninth (9th) floor of the Building.
C.CareDX desires to sublet from Medeor all of the Sublet Premises (the “Sub-Sublet Premises”) in accordance with that certain Sub-Sublease (“Sub-Sublease”) between Medeor, as sublessor, and CareDX, as sublessee, a true, accurate and complete copy of which is attached hereto as Exhibit A.
NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:
A.Unless otherwise defined, all terms contained in this Consent shall, for the purposes hereof, have the same meaning ascribed to them in the Sublease.
B.SuccessFactors consents to the subletting of the Sub-Sublet Premises by Medeor to CareDX upon and expressly subject to the following terms and conditions, to each of which Medeor and CareDX expressly agree:
1.NO MODIFICATIONS. Unless expressly provided to the contrary elsewhere in this Consent, nothing herein contained shall be construed to modify, waive, impair or affect any of the covenants, agreements, terms, provisions, or conditions contained in the Sublease or to waive any breach thereof by Medeor, or any rights of SuccessFactors against any person, firm, association or corporation liable or responsible for the performance thereof, or to enlarge or increase SuccessFactor’s obligations or decrease SuccessFactor’s rights under the Sublease, and all covenants, agreements, terms, provisions and conditions of the Sublease are hereby mutually declared to be in full force and effect.
2.SUBLEASE GOVERNS. Notwithstanding anything to the contrary, the provisions of Section 24 of the Sublease shall apply to any further subletting of all or any part of the Sublet Premises or any assignment of the Sublease.
3.NO RELEASE. Medeor shall be and remain liable and responsible for the due keeping, performance and observance of all the covenants, agreements, terms, provisions and conditions set forth in the Sublease on the part of Medeor to be kept, performed and observed and for the payment of the Base Rent, Additional Rent and all other sums now and/or hereafter becoming payable thereunder.
4.SUB-SUBLEASE SUBORDINATE TO SUBLEASE. The Sub-Sublease shall be subject and subordinate at all times to the Sublease, any amendments to the Sublease hereafter made between the SuccessFactors and Medeor, the matters to which the Sublease is subordinate (including, without limitation, the Master Lease) and to all of the covenants, agreements, terms, provisions and conditions of the Sublease and to this Consent, and neither Medeor nor CareDX shall do or permit anything to be done in connection with the CareDX’s occupancy of all or any part of the Sub-Sublet Premises which would violate any of covenants, agreements, terms, provisions and conditions of the Sublease or the Master Lease. The parties acknowledge and agree that SuccessFactors’ consent to the Sub-Sublease hereunder is subject to and contingent upon Medeor obtaining Master Lessor’s consent to the Sub-Sublease.
5.NO BROKER. Medeor and CareDX agree that SuccessFactors is not responsible for the payment of any commissions or fees in connection with the sub-sublease transaction. Medeor and CareDX jointly and severally agree to indemnify, defend and hold SuccessFactors, its partners, directors or officers and their affiliates and/or subsidiaries harmless from and against any claims, liability, losses or expenses, including attorneys’ fees, court costs and disbursements incurred by SuccessFactors during settlement, at trial or on appeal, in connection with any claims for commission by any broker or agent in connection with the sub-sublease transaction.
6.ATTORNMENT. Upon the expiration, or any earlier termination of the term of the Sublease or in case of the surrender of the Sublease by Medeor to SuccessFactors, at SuccessFactors’s sole option, the Sub-Sublease and the term and estate thereby granted shall expire and come to an end as of the effective date of such expiration, termination or surrender, and CareDX, at SuccessFactors’s sole option, shall vacate the Sub-Sublet Premises on or before such date. In case of the failure of CareDX to so vacate the Sub-Sublet Premises, SuccessFactors shall be entitled to all the rights and remedies which are available to a SuccessFactors against a holding over after the expiration of a term by Medeor, and Medeor shall remain primarily responsible and liable for any damages suffered by SuccessFactors as a result of a holding over by CareDX. Upon the expiration or any earlier termination of the term of the Sublease or in case of the surrender of the Sublease by Medeor to SuccessFactors, CareDX shall, at the request of SuccessFactors, attorn to and accept SuccessFactors as the sublandlord under the Sub-Sublease for the balance of the term of the Sub-Sublease and be bound to perform all of the obligations imposed by the Sub-Sublease upon CareDX. Such attornment shall be evidenced by an agreement in form and substance satisfactory to SuccessFactors which CareDX shall execute and deliver within five (5) days after request by SuccessFactors. CareDX waives the provisions of any law now or hereafter in effect which may give CareDX any right of election to terminate the Sub-Sublease or to surrender possession of the Sub-Sublet Premises in the event of (i) termination of the Sublease or (ii) any proceeding is brought by SuccessFactors to terminate the Sublease.
7.DIRECT RELATIONSHIP. CareDX agrees that if CareDX, at SuccessFactors’s sole discretion, should become a direct subtenant of SuccessFactors for the Sub-Sublet Premises upon the expiration or earlier termination of the Sub-Sublease, SuccessFactors shall not: (a) be liable for any previous act or omission of Medeor under the Sub-Sublease, (b) be subject to any offset or credit which shall theretofore have accrued to CareDX against Medeor, (c) have any obligation whatsoever with respect to any security deposited under the Sub-Sublease, (d) be bound by any previous prepayment of rent or any other advance payment of monies due under the Sub-Sublease, or (e) be responsible for the payment of any commission or fees in connection with a direct relationship between SuccessFactors and CareDX. Should CareDX, at SuccessFactors’s sole discretion, become a direct subtenant of SuccessFactors for the Sublet Premises, then, upon SuccessFactors’s demand, Medeor shall give SuccessFactors all of the security deposit that CareDX was required to give Medeor under the Sub-Sublease and all of Medeor’s interest in or to such security deposit shall automatically be forever relinquished. CareDX agrees to indemnify, defend and hold SuccessFactors, its partners, directors or officers and their affiliates and/or subsidiaries harmless from and against any claims, liability, losses or expenses, including attorneys’ fees, court costs and disbursements incurred by SuccessFactors during settlement, at trial or on appeal, in connection with any such direct relationship.
8.BREACH. In case of the violation by Medeor or CareDX of any of the covenants, agreements, terms, provisions and conditions hereof, SuccessFactors may give written notice of such violation to Medeor and/or CareDX and if such violation shall not be discontinued or corrected within a reasonable time as specified in such notice, SuccessFactors may, in addition to SuccessFactors’s other remedies, revoke this Consent. Except as provided in paragraph 6 above, in the event of any termination of the Sublease or the Master Lease, the Sub-Sublease shall terminate and the parties shall be relieved from all further liabilities and obligations hereunder; provided, however, if the Sublease or Master Lease terminates as a result of any default of CareDX under the Sub-Sublease, CareDX shall be liable to SuccessFactors for all damages suffered or incurred by SuccessFactors as a result of such termination.
9.INDEMNIFICATION. Medeor and CareDX hereby indemnify and agree to defend (with counsel acceptable to SuccessFactors) and to hold Master Lessor, SuccessFactors, and their respective affiliated entities, parents, subsidiaries, partnerships, joint ventures, limited liability companies, successors and assigns, now existing or hereafter created, and their respective directors, officers, partners, agents, employees, members, trustees and shareholders (the “Indemnified Parties”) harmless for, from and against any and all claims, damages or liabilities, including reasonable attorneys’ fees and expenses, imposed upon, incurred by or asserted against the Indemnified Parties which arise out of any violations by CareDX of the Sub-Sublease, any violation under the Master Lease on account of the actions of CareDX or Medeor which may arise out of or are in any manner connected with CareDX’s use and occupancy of the Sub-Sublet Premises, or any actions or omissions of CareDX, its agents, representatives employees, guests, contractors, subcontractors or invitees occurring in or around the Sub-Sublet Premises. Reference in this consent to any particular remedy shall not preclude SuccessFactors from any other remedy in law or in equity. The provisions of this Paragraph 9 shall survive the expiration of the Sub-Sublease Term or the earlier termination of the Sub-Sublease or the Master Lease.
10.ALTERATIONS. No alterations, additions (electrical or otherwise), or physical changes shall be made in the Premises, except pursuant to the covenants, agreements, provisions, terms and conditions of the Sublease.
11.SUB-SUBLEASE. Medeor and CareDX agree that: (i) a true, correct and complete copy of the Sub-Sublease has been furnished to SuccessFactors; (ii) SuccessFactors is not a party to the Sub-Sublease and is not bound by the provisions thereof; and (iii) notwithstanding the foregoing, the Sub-Sublease will not be modified or amended in any way without the prior written consent of SuccessFactors. If any provisions of this Consent shall be at variance with provisions of the Sublease or the Sub-Sublease, the provisions of this Consent shall prevail; provided, however, as between Medeor and CareDX, the Sub-Sublease shall prevail.
12.FEES. On the date hereof, Medeor shall give SuccessFactors, as additional rent, $2,500 as payment for the attorney’s fees and expenses SuccessFactors incurred in reviewing the Sub-Sublease, analyzing CareDX’s suitability as an occupant for space in the Building and preparing, negotiating, revising, executing and processing this Consent.
13.RENT PAYABLE TO SUCCESSFACTORS. If Medeor breaches any of the terms and provisions of the Sublease beyond notice and applicable cure periods, SuccessFactors may elect to receive directly from CareDX all sums due or payable to Medeor by CareDX pursuant to the Sub-Sublease, and upon receipt of SuccessFactors’s notice, CareDX shall thereafter pay to SuccessFactors any and all sums becoming due or payable under the Sub-Sublease and Medeor shall receive from SuccessFactors a corresponding credit for such sums against any payments then due or thereafter becoming due from Medeor under the Sublease. Neither the giving of such written notice nor the receipt of such direct payments shall cause SuccessFactors to assume any of Medeor’s duties, obligations and/or liabilities under the Sub-Sublease, nor shall such event impose upon SuccessFactors the duty or obligation to honor the Sub-Sublease nor subsequently to accept CareDX’s attornment pursuant to Paragraphs 6 and 7 hereof.
14.RIGHTS AGAINST CAREDX. Medeor and CareDX agree that if CareDX breaches any term of the Sub-Sublease, SuccessFactors may, at its option and for its own sole benefit, exercise against CareDX all or any of the rights and remedies that Medeor has against CareDX at law, in equity or under the Sub-Sublease. Medeor acknowledges that the exercise by SuccessFactors of all or any of the foregoing rights and remedies against CareDX shall not preclude SuccessFactors from pursuing any right or remedy against Medeor. The exercise by SuccessFactors against CareDX of any or all of Medeor’s rights and remedies shall neither cause

SuccessFactors to assume any of Medeor’s duties, obligations and/or liabilities under the Sublease nor impose upon SuccessFactors the duty or obligation to honor the Sub-Sublease nor subsequently to accept CareDX’s attornment pursuant to Paragraphs 6 and 7 hereof.
15.NO ORAL CHANGES. This Consent may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any change is sought.
16.BINDING CONSENT. This Consent shall not be binding upon SuccessFactors unless and until it is signed by SuccessFactors.
17.NO DEFAULT. Medeor confirms that, as of the date hereof: (i) SuccessFactors has complied with all of its obligations contained in the Sublease and (ii) no event has occurred and no condition exists, which with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by SuccessFactors under the Sublease.
18.USA PATRIOT ACT. CareDX represents and warrants to SuccessFactors that none of its, any of its subsidiaries or any director, officer, employee, agent, or affiliate of such party or any of its subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by, Persons that are: (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State, (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions, including, without limitation Cuba, Iran, North Korea, Sudan and Syria. CareDX hereby agrees to defend, indemnify and hold harmless SuccessFactors for, from and against any and all claims, damages, losses, risks, liabilities and expenses (including reasonable attorneys’ fees and costs) arising from or related to any breach of the foregoing representations and warranties.
19.EXECUTION. This Consent may be executed in several counterparts, all of which, taken together, shall constitute one original instrument. Medeor and CareDX expressly agree that if the signature of SuccessFactors, Medeor and/or CareDX on this Consent is not an original, but is a digital, mechanical or electronic reproduction (such as, but not limited to, a docusign, photocopy, fax, e-mail, PDF, Adobe image, JPEG, telegram, telex or telecopy), then such digital, mechanical or electronic reproduction shall be as enforceable, valid and binding as, and the legal equivalent to, an authentic and traditional ink-on-paper original wet signature penned manually by its signatory.
[Signatures Contained on Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed as of the 29th day of October, 2019.
SUCCESSFACTORS, INC.,a Delaware corporation
By: /s/ Cynthia Hirschfeld    Name: Cynthia Hirschfeld    Title: Treasurer
MEDEOR THERAPEUTICS, INC.,a Delaware corporation
By: /s/ Karen Smith     Name: Karen Smith     Title: CEO
CAREDX, INC.,a Delaware corporation
By: /s/ Peter Maag     Name: Peter Maag     Title: CEO

EXHIBIT A
Sub-Sublease[Attach complete copy of Sub-Sublease]

SUB-SUBLEASE
THIS SUB-SUBLEASE (this “Sub-Sublease”) is dated for reference purposes as of October 10, 2019, and is made by and between MEDEOR THERAPEUTICS, INC., a Delaware corporation (“Sub-Sublandlord”), and CAREDX, INC., a Delaware corporation (“Sub-Subtenant”). Sub-Sublandlord and Sub-Subtenant hereby agree as follows:
1.Recitals:
i.AP3-SF2 CT South LLC (as successor-in-interest to Myers Peninsula Venture, LLC), as landlord (“Master Landlord”) and SUCCESSFACTORS, INC., as tenant (“Master Tenant”) are parties to that certain Lease dated March 29, 2012 (the “Original Master Lease”), as amended by that certain letter agreement (re: Extension of Expansion Option) dated August 21, 2012, that certain First Amendment to Lease dated as of October 31, 2012 (the “First Amendment to Master Lease”), and that certain Amended and Restated Lease Commencement Date Confirmation, redacted copies of which are attached to the Master Sublease (as defined below) (collectively, the “Master Lease”), pursuant to which Master Landlord leases to Master Tenant, and Master Tenant leases from Master Landlord, certain premises more particularly described therein (the “Master Premises”).
ii.Master Tenant (as sublandlord) and Sub-Sublandlord (as subtenant) are parties to that certain Sublease dated July 13, 2018 (the “Master Sublease”), a copy of which is attached hereto as Exhibit “A”, pursuant to which Master Tenant subleases to Sub-Sublandlord, and Sub-Sublandlord subleases from Master Tenant, certain premises more particularly described therein (the “Subleased Premises”).
iii.Sub-Sublandlord desires to sub-sublease to Sub-Subtenant, and Sub-Subtenant desires to sub-sublease from Sub-Sublandlord, the entirety of the Subleased Premises consisting of approximately 28,968 rentable square feet on the 9th floor of the Building (hereinafter, the “Sub-Subleased Premises”), in accordance with the terms set forth herein.
2.Sub-Sublease: Subject to the terms hereof, Sub-Sublandlord hereby sub-subleases to Sub-Subtenant, and Sub-Subtenant hereby sub-subleases from Sub-Sublandlord, the Sub-Subleased Premises. Sub-Subtenant shall have exclusive use of the Sub-Subleased Premises and non-exclusive use of the common areas of the Building to the same extent as Sub-Sublandlord’s rights under the Master Sublease, and in accordance with the terms of the Master Lease and Master Sublease. Sub-Sublandlord represents that to the best of Sub-Sublandlord’s knowledge, (a) the Master Lease is in full force and effect and no defaults or events that, with the passage of time or the giving of notice, or both, would constitute a default, exist thereunder on the part of Master Landlord, Master Tenant or Sub-Sublandlord, (b) the Master Sublease is in full force and effect and no defaults or events that, with the passage of time or the giving of notice, or both, would constitute a default, exist thereunder on the part of Master Tenant or Sub-Sublandlord, and (c) the Master Lease and Master Sublease have not been amended, superseded or otherwise modified except to the extent expressly set forth in the Recitals, above. Except as required under the Master Lease or Master Sublease in connection with a casualty event or condemnation or as required by law, Sub-Sublandlord shall not take any voluntary action to surrender or terminate the Master Sublease. Sub-Sublandlord shall, promptly following Sub-Sublandlord’s receipt of notice from Master Tenant, notify Sub-Subtenant in writing of any event of default by Master Tenant under the Master Sublease (or Master Lease, to the extent Sub-Sublandlord has received notice of the same) within two (2) business days following Sub-Sublandlord’s knowledge of such default. Sub-Sublandlord further agrees that during the Sub-Sublease Term it shall not default in the performance of its obligations under the Master Sublease, except in the case where such default arises out of Sub-Subtenant’s default under this Sub-Sublease or Sub-Subtenant’s acts or omissions. Sub-Sublandlord shall forward any notice of default it receives from Master Landlord and/or Master Tenant and Sub-Subtenant may, at its election, cure any monetary breach on Sub-Sublandlord’s behalf.
3.Term: The term (the “Term”) of this Sub-Sublease shall be for the period commencing on the later of (such date, being the “Commencement Date”): (a) the date of receipt of Landlord’s Consent and Master Tenant’s Consent, (b) the date Sub-Sublandlord delivers possession of the Sub-Subleased Premises to Sub-Subtenant in the condition required under this Sub-Sublease, and (c) November 1, 2019, and ending on the Sublease Expiration Date (i.e., December 31, 2022) (the “Expiration Date”), unless this Sub-Sublease is sooner terminated pursuant to its terms.
4.Rent:
iv.Monthly Base Rent. Sub-Subtenant shall pay to Sub-Sublandlord as Base Rent for the Sub-Subleased Premises for each month during the Term the following amounts per month (“Base Rent”):

Period	AnnualBase Rent	MonthlyInstallmentof Base Rent	ApproximateMonthly BaseRent per RentableSquare Foot
Commencement Date – 12/31/20	$1,094,990.40	*$91,249.20	$3.15
1/1/21 - 12/31/21	$1,127,840.11	$93,986.68	$3.24
1/1/22 - 12/31/22	$1,161,675.32	$96,806.28	$3.34
*Note: Provided that Sub-Subtenant is not then in default of the Sub-Sublease, after expiration of any applicable notice and cure periods, Sub-Subtenant shall have no obligation to pay any Base Rent attributable to the first two (2) full months of the Term.

Monthly Base Rent shall be paid on or before the first (1st) day of each month. Sub-Subtenant shall pay the third full month’s Monthly Base Rent contemporaneously with the mutual execution of this Sub-Sublease. Monthly Base Rent for any period during the Term hereof which is for less than one (1) month of the Term shall be a pro rata portion of the monthly installment based on a thirty (30) day month. Monthly Base Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America, to an address (or by EFT) as may be designated in writing by Sub-Sublandlord.
v.Additional Rent. Except as provided herein, all monies required to be paid by Sub-Sublandlord with respect to the Sub-Subleased Premises (other than Base Rent ) under the Master Sublease (as incorporated herein) shall be paid by Sub-Subtenant hereunder as and when such amounts are due under the Master Sublease (without any markup or administrative fee unless expressly provided herein) which are related to any increase in utility expenses for after business hours use of the Sub-Subleased Premises and/or related to any increase in the pro rata share of property taxes due to the sale of transfer of the property of which the Sub-Subleased Premises are a part, and/or for any other amounts due under this Sub-Sublease within ten (10) days following Sub-Subtenant’s receipt of demand therefor (accompanied by reasonable supporting documentation). All such amounts shall be deemed additional rent (“Additional Rent”). Additional Rent, if applicable, shall not be abated during the first two months of the

Term. Base Rent and Additional Rent hereinafter collectively shall be referred to as “Rent”. In the event Sub-Sublandlord incurs any out-of-pocket costs or expenses (or is billed by Master Landlord or Master Tenant for items) which are directly attributable to additional services that Sub-Subtenant specifically requests and are furnished to the Sub-Subleased Premises, or utilities furnished to or for the Sub-Subleased Premises for additional utility expenses related to after business hours use during the Term at the request of Sub-Subtenant or with respect to repairs made in the Sub-Subleased Premises during the Term pursuant to the terms of the Master Lease, Master Sublease and this Sub-Sublease, such costs and expenses shall be deemed Additional Rent under this Sub-Sublease, and Sub-Subtenant shall promptly pay Sub-Sublandlord or the applicable provider, as the case may be, the amount of such costs and expenses. Notwithstanding anything to the contrary contained herein, Sub-Subtenant shall not be responsible for the Base Rent, utility expenses or other charges due from Sub-Sublandlord under the terms of the Master Sublease or due from Master Tenant under the Master Lease or any other charges or costs attributable or accruing prior to the Commencement Date, except as set forth in the immediately preceding sentence. Sub-Subtenant will have no obligation to perform any of the obligations of Sub-Sublandlord as “Sublessee” under the Master Sublease or Master Tenant under the Master Lease which accrued prior to the Commencement Date but which have not been performed by Sub-Sublandlord (or Master Tenant, as applicable), including without limitation, the obligation to repair any damage to the Sub-Subleased Premises existing as of the Commencement Date, to remove any alterations, additions or improvements performed by or at the direction of Sub-Sublandlord or Master Tenant, to correct any violation of law, ordinance or regulation caused by Sub-Sublandlord or Master Tenant, or to indemnify, defend or hold harmless Sub-Sublandlord, Master Tenant or Master Landlord with respect to matters occurring prior to the Commencement Date. Sub-Sublandlord shall not be liable for damaged caused or repairs necessitated by the acts or omissions on Sub-Sublandlord during the Term.
5.Security: Upon execution hereof by Sub-Subtenant, Sub-Subtenant shall pay to Sub-Sublandlord the sum of Ninety Six Thousand Eight Hundred Six and 28/100 Dollars ($96,806.28), which shall constitute a deposit (“Security Deposit”) as security for the faithful performance and observance by Sub-Subtenant of the terms, covenants, conditions, provisions and agreements of this Sub-Sublease. It is agreed that in the event Sub-Subtenant defaults in respect of any of the terms, covenants, conditions, provisions and agreements of this Sub-Sublease beyond any applicable notice and cure period, Sub-Sublandlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any sum as to which Sub-Subtenant is in default or for any sum which Sub-Sublandlord may expend or may be required to expend by reason of Sub-Subtenant’s default in respect of any of the terms, covenants, conditions, provisions and agreements of this Sub-Sublease, including but not limited to, any damages or deficiency in the reletting of the Sub-Subleased Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Sub-Sublandlord. If Sub-Sublandlord so applies or retains any part of the Security Deposit, Sub-Subtenant shall, within ten (10) days of Sub-Sublandlord’s demand, deposit with Sub-Sublandlord the amount so applied or retained so that Sub-Sublandlord shall have the full Security Deposit on hand at all times during the term of this Sub-Sublease. The parties agree that Sub-Sublandlord shall not be required to keep the Security Deposit separate from Sub-Sublandlord’s general accounts and no interest shall be due to Sub-Subtenant on the Security

Deposit. The unapplied portion of the Security Deposit shall be returned to Sub-Subtenant within thirty (30) days following the expiration of the Term and Sub-Subtenant’s surrender of the Premises in accordance with the terms of this Sub-Sublease.
6.Holdover: If Sub-Subtenant does not surrender and vacate the Sub-Subleased Premises upon the termination or expiration of this Sub-Sublease in accordance with this Sub-Sublease, Sub-Subtenant shall be a tenant at sufferance, and the parties agree that Sub-Subtenant shall pay Sub-Sublandlord holdover Rent at the monthly rate of one hundred fifty percent (150%) of the last applicable Monthly Base Rent and Additional Rent. Sub-Sublandlord and Sub-Subtenant acknowledge and agree that, under the circumstances existing as of the date of this Sub-Sublease, it is impracticable and/or extremely difficult to ascertain the reasonable rental value of the Sub-Subleased Premises as of the termination or expiration of this Sub-Sublease and that the holdover rental value established herein is a reasonable estimate of the damages that Sub-Sublandlord would suffer as the result of the failure of Sub-Subtenant to timely surrender possession of the Sub-Subleased Premises. Notwithstanding the foregoing, and in addition to all other rights and remedies on the part of Sub-Sublandlord, if Sub-Subtenant fails to surrender the Sub-Subleased Premises upon the termination or expiration of this Sub-Sublease, in addition to any other liabilities to Sub-Sublandlord accruing therefrom (including, without limitation, holdover charges and lost profits charged by Master Landlord and/or Master Tenant), Sub-Subtenant shall indemnify, defend and hold Sub-Sublandlord harmless from all claims, losses, damages, causes of action, obligations, and attorney’s fees and costs, resulting from such failure.
7.Delivery: Sub-Sublandlord shall deliver the Sub-Subleased Premises to Sub-Subtenant in its AS-IS, WHERE IS condition. The parties acknowledge and agree that Sub-Sublandlord has made no representations or warranties with respect to the condition of the Sub-Subleased Premises, and Sub-Sublandlord shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Sub-Subleased Premises. Notwithstanding the foregoing, the Sub-Subleased Premises shall be delivered to Sub-Subtenant on the Commencement Date in vacant and in broom-clean condition, and with all items of furniture, fixtures and personal property located in the Sub-Subleased Premises as of the date on which Sub-Sublandlord delivers possession thereof to Sub-Subtenant (collectively, the “FF&E”), except for the specific items listed in the exclusions inventory attached hereto as Exhibit “B”. Notwithstanding the foregoing, Sub-Sublandlord represents and warrants that, to Sub-Sublandlord’s actual knowledge, all building systems serving the Sub-Subleased Premises (including, without limitation, the HVAC, electrical and plumbing systems serving the Sub-Subleased Premises) are in good condition and repair. Master Landlord shall be solely responsible for performance of any repairs required to be performed by Master Landlord under the terms of the Master Lease; provided, however, at the request of Sub-Subtenant, Sub-Sublandlord shall request that Master Tenant request performance of the same in writing from Master Landlord in accordance with the terms of Section 2(a) of the Master Sublease. By taking possession of the Sub-Subleased Premises, Sub-Subtenant conclusively shall be deemed to have accepted the Sub-Subleased Premises in its as-is, then-existing condition, without any warranty whatsoever of Sub-Sublandlord with respect thereto.

8.Assumption of Obligations: This Sub-Sublease is and at all times shall be subject and subordinate to the Master Lease and Master Sublease, and the rights of Master Landlord and Master Tenant thereunder. Sub-Subtenant hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease and Master Sublease which are incorporated hereunder pursuant to Section 9; and (ii) to perform all the obligations on the part of the “Tenant” to be performed under the terms of the Master Lease, and “Sublessee” to be performed under the terms of the Master Sublease, as incorporated herein. In the event the Master Lease and/or Master Sublease is terminated for any reason whatsoever, this Sub-Sublease shall terminate simultaneously with such termination. In the event of a conflict between the express provisions of this Sub-Sublease and the provisions of the Master Lease or Master Sublease, as incorporated herein, or the provisions of any consent to this Sub-Sublease by Master Landlord or Master Tenant, the express provisions of this Sub-Sublease shall prevail as between Sub-Sublandlord and Sub-Subtenant. Sub-Sublandlord shall not amend or modify the Master Lease or Master Sublease in any way so as to materially and adversely affect Sub-Subtenant or its interest hereunder, materially increase Sub-Subtenant’s obligations hereunder, or materially restrict Sub-Subtenant’s rights hereunder, without the prior written consent of Sub-Subtenant.
9.Incorporation By Reference: Except as set forth below, the terms and conditions of this Sub-Sublease shall include all of the terms of the Master Lease (as incorporated into the Master Sublease) and the Master Sublease, and such terms are incorporated into this Sub-Sublease as if fully set forth herein, except that: (i) each reference in such incorporated sections to the “Sublease” shall be deemed a reference to this Sub-Sublease; (ii) each reference to “Sublessee” and “Sublessor” shall be deemed a reference to “Sub-Subtenant” and “Sub-Sublandlord” (in addition to Master Tenant), respectively, except as otherwise expressly set forth herein, and each reference to “Sublet Premises” shall be deemed a reference to the “Sub-Subleased Premises”; (iii) with respect to work, services, repairs, restoration, insurance, indemnities, representations, warranties or the performance of any other obligation of Master Landlord under the Master Lease, or Master Tenant under the Master Sublease, the sole obligation of Sub-Sublandlord shall be to request the same in writing from Master Tenant as and when reasonably requested to do so by Sub-Subtenant, and to use Sub-Sublandlord’s reasonable efforts (without requiring Sub-Sublandlord to spend more than a nominal sum) to obtain such performance; (iv) with respect to any obligation of Sub-Subtenant to be performed under this Sub-Sublease, wherever the Master Sublease grants to Sub-Sublandlord a specified number of days to perform its obligations under the Master Sublease, except as otherwise provided herein, Sub-Subtenant shall have three (3) fewer days to perform the obligation, including, without limitation, curing any defaults; (v) with respect to any approval required to be obtained from the “Landlord” under the Master Lease, or “Sublessor” under Master Sublease, such consent must be obtained from each of Master Landlord, Master Tenant and Sub-Sublandlord; (vi) in any case where Master Landlord or Master Tenant reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Sub-Subleased Premises or any areas beneath, above or adjacent thereto, perform any actions or cure any failures, such reservation or right shall be deemed to be for the benefit of each of Master Landlord, Master Tenant and Sub-Sublandlord; (vii) in any case where “Tenant” or “Sublessee” is to indemnify, defend, release or waive claims against Master Landlord or Master Tenant, such indemnity, defense, release or waiver shall be deemed to run from Sub-Subtenant to each of Master Landlord, Master Tenant and Sub-Sublandlord; (viii) in any case where “Tenant” or “Sublessee” is to execute and deliver certain documents or notices, such obligation shall be deemed to run from Sub-Subtenant to each of Master Landlord, Master Tenant and Sub-Sublandlord; (ix) all payments shall be made to Sub-Sublandlord; (x) in all provisions of the Master Lease or Master Sublease requiring the tenant or sublessee thereunder to submit, exhibit to, supply or provide Master Landlord or Master Tenant with evidence, certificates, or any other matter or thing, Sub-Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to Sub-Sublandlord, Master Tenant and Master Landlord; (xi) neither Sub-Sublandlord nor Master Tenant shall have any obligation to restore or rebuild any portion of the Sub-Subleased Premises after any destruction or taking by eminent domain; and (xii) Sub-Subtenant shall pay all consent and review fees set forth in the Master Lease and Master Sublease to Sub-Sublandlord, subject to the last sentence of Section 10 hereof. Sub-Sublandlord may enforce directly against Sub-Subtenant any of the rights and remedies granted to the Master Landlord pursuant to the Master Lease, or granted to the Master Tenant under the Master Sublease. Notwithstanding the foregoing, the following provisions of the Master Lease shall not be incorporated herein: Summary of Basic Lease Information Sections 3(b), (e), (i), (l) and (m), 6, 8 (second to the last sentence), 22, 26, 29, and 31, and any provisions granting: option rights, rights to renew or extend, rights of first refusal, rights of first negotiation and/or expansion rights.
10.Conditions Precedent: This Sub-Sublease and Sub-Sublandlord’s and Sub-Subtenant’s obligations hereunder are conditioned upon the written consent of Master Landlord to this Sub-Sublease (“Landlord’s Consent”) and the written consent of Master Tenant to this Sub-Sublease (“Master Tenant’s Consent”). If the Commencement Date fails to occur within forty-five (45) days after the mutual execution of this Sub-Sublease, then Sub-Sublandlord or Sub-Subtenant may terminate this Sub-Sublease by giving the other party written notice thereof prior to the date Sub-Sublandlord delivers the Landlord’s Consent and Master Tenant’s Consent to Sub-Subtenant, and in such an event, Sub-Sublandlord shall not be liable therefor, and Sub-Sublandlord shall promptly return to Sub-Subtenant its Security Deposit and the pre-payment of any Rent paid by Sub-Subtenant. Sub-Sublandlord shall reimburse Master Landlord and Master Tenant its costs and fees under the Master Lease and Master Sublease with respect to consenting to this Sub-Sublease.
11.Surrender: Subject to the provisions of the Master Lease, Sub-Subtenant shall, at Sub-Subtenant’s sole cost and expense, vacate and surrender the Sub-Subleased Premises in the condition required under the Master Lease (including, without limitation, Section 29 of the Original Master Lease) and remove all personal property including, but not limited to, the Purchased FF&E (defined below), as well as any other equipment, furniture, and personal property of Sub-Subtenant located on or in the Sub-Subleased Premises prior to the expiration or earlier termination of this Sub-Sublease. Notwithstanding any provision to the contrary, Sub-Subtenant’s surrender obligations shall only apply to furniture, furnishings, fixtures, equipment, personal property, alterations, improvements, and computer cabling and wiring, installed or owned by Sub-Subtenant, and/or conditions created by Sub-Subtenant. In the event that Sub-Sublandlord or Master Tenant is required to remove any Specialty Alterations, FF&E, cabling/wiring, or other alterations or improvements from the Sub-Subleased Premises (excluding any such items for which Sub-Subtenant is responsible hereunder), then Sub-Subtenant shall provide

Sub-Sublandlord and Master Tenant with access to the Sub-Subleased Premises (a) at least ninety (90) days prior to the expiration of the Term (in the case of any required removal of an internal stairwell) and (b) at least thirty (30) days prior to the expiration of the Term (for all other required removals) in order to permit Sub-Sublandlord and/or Master Tenant to complete such removal and any restoration required with respect thereto (it being understood that Sub-Sublandlord shall use commercially reasonable efforts to minimize interference with Sub-Subtenant’s operations within the Sub-Subleased Premises during the completion of such work). Any property not timely removed by Sub-Subtenant shall, at Sub-Sublandlord’s option, become the property of Sub-Sublandlord, and all costs incurred by Sub-Sublandlord in removing and disposing of such property and restoring the Sub-Subleased Premises following such removal shall be paid by Sub-Subtenant upon demand by Sub-Sublandlord.
12.Administration of Lease: In addition to such certificates and forms Sub-Subtenant is required to complete and execute under the Master Lease and Master Sublease, Sub-Subtenant shall complete and execute all reasonable forms and documents required by Sub-Sublandlord for the administrative purposes related to this Sub-Sublease, from time to time, within ten (10) days of Sub-Sublandlord’s request.
13.Broker: Sub-Sublandlord and Sub-Subtenant each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen other than Cresa Global and CSR Commercial Real Estate Services (the “Brokers”) in connection with this transaction. Sub-Sublandlord shall pay Brokers a commission pursuant to a separate agreement. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder’s fees or other compensation made by any other agent, broker, salesman or finder as a consequence of such party’s actions or dealings with such agent, broker, salesman, or finder. Cresa Global is the broker representing Sub-Subtenant only (“Sub-Subtenant’s Broker”) and CSR Commercial Real Estate Services is the broker representing Sub-Sublandlord only (“Sub-Sublandlord’s Broker”) in this transaction. Sub-Sublandlord and Sub-Subtenant acknowledge and agree to such representation.
14.FF&E: Sub-Sublandlord hereby agrees to rent to Sub-Subtenant (at no extra charge or rent) the FF&E owned by Sub-Sublandlord and delivered to Sub-Subtenant within the Sub-Subleased Premises on the Commencement Date, all in its “AS-IS” condition, “WHERE IS”, and without warranty, express or implied, of any kind or nature. Sub-Subtenant shall maintain and repair the FF&E as and when reasonably necessary at Sub-Subtenant’s sole cost and expense. Provided this Sub-Sublease is in full force and effect as of the date which is thirty (30) days prior to the Sublease Expiration Date, and Sub-Subtenant is not then in default of this Sub-Sublease beyond any applicable notice and cure period and has not been in default of the Sub-Sublease for more than fifteen (15) days in the aggregate during the Term, then Sub-Subtenant shall have the option (in its sole discretion) to purchase all such FF&E for the price of One Dollar ($1.00) by written notice to Sub-Sublandlord on or before the thirtieth (30th) day prior to the Sublease Expiration Date (the “Purchased FF&E”). Sub-Sublandlord represents and warrants that there no party has claims for or liens against the Purchased FF&E. If Sub-Subtenant timely exercises such option, then the parties shall execute the Bill of Sale attached hereto as Exhibit “C” and all right, title and interest of Sub-Sublandlord in such Purchased

FF&E shall be deemed conveyed to Sub-Subtenant, and Sub-Subtenant shall, at its sole cost and expense, remove all of the Purchased FF&E from the Sub-Subleased Premises, and Sub-Subtenant shall repair any damage caused by such removal. If Sub-Subtenant shall not timely exercise such option, then such option shall be null and void and Sub-Subtenant shall have no further right or interest in the FF&E and Sub-Subtenant shall not be required to remove the FF&E from the Sub-Subleased Premises.
15.Notices: The address of each party for all purposes connected with this Sub-Sublease shall be that address set forth below its signature at the end of this Sub-Sublease. All notices, demands or communications in connection with this Sub-Sublease shall be: (a) personally delivered; or (b) properly addressed and (i) submitted to an overnight courier service, charges prepaid, or (ii) deposited in the mail (certified, return receipt requested, and postage prepaid). Notices shall be deemed delivered upon receipt, if personally delivered, one (1) business day after being submitted to an overnight courier service and three (3) business days after mailing, if mailed as set forth above. All notices given to Master Landlord or Master Tenant under the Master Lease or Master Sublease shall be considered received only when delivered in accordance with the Master Lease or Master Sublease, respectively.
16.Sub-Sublandlord’s Right to Cure Defaults: At any time during the Term and with not less than three (3) business days’ written notice to Sub-Subtenant (except in the event of an emergency, in which case no notice shall be required), Sub-Sublandlord may, but is not obligated to, cure or otherwise discharge any default by Sub-Subtenant under this Sub-Sublease beyond any applicable notice and cure period. Any and all costs or expenses which Sub-Sublandlord may expend or incur for this purpose shall be due and payable in full promptly upon Sub-Sublandlord’s written demand thereof, plus an administrative fee of five percent (5%) on such amounts.
17.Notice of Accidents: Sub-Subtenant shall give Sub-Sublandlord notice of any fire, casualty or accident in or about the Sub-Subleased Premises promptly after Sub-Subtenant becomes aware of such event.
18.Sublease Profits: Sub-Subtenant shall have the right to further sublease all or part of the Premises, but must receive prior written consent from Sub-Sublandlord, Master Tenant and Master Landlord, prior to subleasing the Sub-Subleased Premises. Any profit from a potential further sublease will be split equally with Sub-Sublandlord and Sub-Subtenant, after deducting Sub-Sublandlord’s costs including commission, legal fees and free rent. Additionally, Sub-Sublandlord shall have the right to recover its actual losses from any further subleasing profits prior to Sub-Subtenant taking any profit. Such losses shall include the difference in total rent between what Sub-Sublandlord is paying Master Tenant and the rent that Sub-Sublandlord is receiving from Sub-Subtenant. So Sub-Sublandlord will have the right to be made whole financially from any rent differential, prior to any profit provided to Sub-Subtenant. Sub-Subtenant’s cost and Sub-Sublandlord’s cost shall be deducted evenly (without priority to either party) on a 1:1 basis, before splitting any profit.
19.California Certified Access Specialist Inspection: Pursuant to California Civil Code § 1938, Sub-Sublandlord hereby states that the Sub-Subleased Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52(a)(3)). As a supplement to Section 32 of the Master Sublease, pursuant to Section 1938 of the California Civil Code, Sub-Sublandlord hereby provides the following notification to Sub-Subtenant:
“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or Sub-Sublandlord may not prohibit the Sub-Subtenant or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the Sub-Subtenant or tenant, if requested by the Sub-Subtenant or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction related accessibility standards within the premises.”
20.Miscellaneous: This Sub-Sublease shall in all respects be governed by and construed in accordance with the laws of California. Nothing herein shall limit Sub-Sublandlord’s rights and remedies under the Master Lease and/or the Master Sublease, as incorporated herein, which rights and remedies a cumulative and in addition to the rights and remedies under this Sub-Sublease.
21.Counterparts: This Sub-Sublease may be executed in several counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of this Sub-Sublease by telecopy or in electronic (i.e. “pdf” or “tif”) format shall be effective as delivery of an original.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Sub-Sublease as of the day and year first above written.

SUB-SUBLANDLORD: MEDEOR THERAPEUTICS, INC.,a Delaware corporation	SUB-SUBTENANT: CAREDX, INC., a Delaware corporation
By: /s/ Karen Smith Name: Karen Smith Title: CEO	By: /s/ Peter Maag Name: Peter Maag Title: CEO
Address:	Address:
1 Tower Pl 9th Floor South San Francisco CA 96080	3260 Bayshore Blvd. Brisbane, CA 94005

Master Tenant’s Consent
Subject to Sub-Sublandlord and Sub-Subtenant obtaining the consent of Master Landlord to this Sub-Sublease, Master Tenant hereby gives its consent to this Sub-Sublease.
SUCCESSFACTORS, INC.
By: _____________________________Name: __________________________Title: ___________________________

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